Exhibit 10.2

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment (this “Amendment” dated as of June __, 2019 is entered into between

Salvatore Mario Pandolfo, an individual residing at Via Morello 42 0100 Viterbo, Italy (the :Seller:), and

Go Green Global Technologies Corp., a Nevada corporation (the “Buyer”)

Each party may be individually referred to as a “Party,” and all parties may be collectively referred to as the “Parties.”

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, dated as of May __, 2017 by and between the Parties (the “Agreement”), a copy of which is annexed hereto as Exhibit A; and

WHEREAS, the Parties have determined that it is necessary, desirable and in the best interest of the Parties to amend the Agreement as set forth in this Amendment; and

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

2. Amendments to the Agreement: As of the date hereof, the Parties hereby amend and modify the Agreement as follows:

a.            Section 1.93. Purchase Price. The aggregate consideration for the Purchased Assets shall be 10,000,000 shares of the Buyer’s common stock and 1,000,000 shares of the Buyer’s common stock (collectively, the “Common Stock”). The Common Stock shall be issued at Closing.

b.            The Seller shall have the right, but not the obligation, to sell the Common Stock six (6) months after the Buyer becomes current with OTC Markets. However, the Seller shall not sell more than ten percent (10%) of the prior thirty (30) day average trading volume per day.

c.            The Buyer shall have the right, but not the obligation, to purchase all remaining shares of the Common Stock from the Seller at $0.10 per share after twelve (12) months from this Amendment’s execution date.

d.            In the event the Seller has generated over One Million Dollars ($1,000,000) through the sale of the Common Stock, all proceeds generated above One Million Dollars ($1,000,000) shall be applied as an offset to the monies due Seller in section 2(e) below.

e.            The Buyer shall pay the seller Six Million Three Hundred Thousand Dollars ($6,300,000) payable over the next five (5) years through gross product sales via a royalty stream of 7.5% on each sale.

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f.             As a condition of the issuance of the Buyer’s Common Stock, the Seller shall provide the Buyer with the following:

i.             a new fuel unit to be tested at an EPA lab for emission reduction and fuel efficiency purposes;

ii.            diagrams and explanations for a filing of the Buyer’s two (2) new patents (fuel patent and water patent) identifying the Buyer as owner of the patents and the Seller as inventor;

iii.           back-up agreements evidencing that the Seller would remain in control of the intellectual property for the fuel and water patents if the Buyer fails to fulfill its financial commitment to the Seller within five (5) years; and

iv.           know-how (relating to manufacturing of water and fuel devices) to the Buyer’s management.

g.            Because the consideration for the Purchased Assets, as contemplated by this Amendment, shall be 10,000,000 shares of the Common Stock, Section 1.03(a), Section 1.03 (b), Section 1.03(c), and Section 1.03(d) of the Agreement are no longer binding on the Parties.

3. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

4. Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this Amendment and the Agreement or any earlier amendment, the terms of this Amendment will prevail.

5. This Amendment shall be governed, construed and enforced in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law. Each of the Parties agree to submit to the Jurisdiction of the federal courts of the United States of America or the courts of the State of Connecticut in any actions or proceedings arising out of or relating to this Agreement. All costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

6. This Amendment is binding on and inures to the benefit of all the Parties. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes. This Amendment and any Party’s signature hereto may be transmitted via electronic mail, .pdf file or other electronic means, and shall in such event be considered an original for all purposes.

7. If any term, provision , covenant or restriction of this Amendment or applicable to this Amendment is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be duly executed as of the date first above written.

SELLER:

MARIO PANDOLFO

By: /s/ Mario Pandolfo
Name:
Title:

BUYER

GO GREEN GLOBAL
TECHNOLOGIES CORP.

By: /s/ Danny Bishop
Name: Danny Bishop
Title: CEO/President

Accepted and agreed to by the undersigned

as to the obligations applicable to it:

Sonical s.r.l

By: Name: Title:

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